Exhibit m (vi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                       EXHIBIT C
                                        to the
                                   Distribution Plan

                      FEDERATED MUNICIPAL SECURITIES INCOME TRUST
                    FEDERATED NORTH CAROLINA MUNICIPAL INCOME FUND

                                    CLASS A SHARES

         This Distribution Plan is adopted by between Municipal Securities Income Trust with respect to the Class of Shares of the Federated California Municipal Income Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Class A Shares of Federated North Carolina Municipal Income Fund held during the month.

         Witness the due execution hereof this 1st day of June, 1999.

                                    MUNICIPAL SECURITIES
                                    INCOME TRUST

                                    By:  /S/ JOHN W. MCGONIGLE
                                       ---------------------------------
                                    Name:  John W. McGonigle
                                    Title:  Executive Vice President and
                              Secretary